UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 23, 2012

Banks.com, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-33074	59-3234205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Market Street, Suite 2200

San Francisco, CA 94105

(Address of principal executive offices) (Zip Code)

(415) 962-9700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, Banks.com, Inc. (“Banks.com” or the “Company”) received notice from NYSE Amex LLC (“NYSE Amex” or the “Exchange”), by letter dated June 20, 2011, indicating that the Company was not in compliance with Section 1003(f)(v) of the Exchange’s Company Guide (the “Company Guide”) in that the Company’s securities had been selling at a low price per share for a substantial period of time. The Company’s continued listing was predicated on it effecting a reverse stock split of its common stock within a reasonable amount of time, which Exchange staff (“Staff”) had determined to be no later than November 18, 2011. This deadline for compliance reflected a truncation under Section 1009(h) of the Company Guide, which provides that Staff may truncate the continued listing evaluation and follow-up procedures if a company, within 12 months of the end of a plan period, is again determined to be below continued listing standards. By letter dated October 6, 2010, Banks.com was determined by the Exchange to have resolved a September 16, 2009 continued listing deficiency under Section 1003(f)(v) of the Company Guide.

Also previously reported by the Company, on November 22, 2011, the Company received notice from the Exchange indicating that the Company no longer complied with the Exchange’s continued listing standards due to the low selling price of its common stock, as set forth in Section 1003(f)(v) of the Company Guide and that its securities were, therefore, subject to being delisted from the Exchange.

The Company requested an appeal hearing before a Listing Qualifications Panel (the “Panel”) and the hearing was held on January 19, 2012. On January 23, 2012, the Company was notified by the Exchange that the Panel had affirmed the Staff’s determination to delist the common stock of the Company, and that trading in its common stock would be suspended on NYSE Amex, with formal delisting to follow. The Company is entitled to request that the full Committee on Securities review the decision of the Panel, although a request for review does not operate as a stay of the Panel’s decision. The Company has not yet decided whether it will request a review of the Panel’s decision.

The Company is transitioning trading in its common stock to the OTCQB Marketplace, and expects that its common stock will trade under the “BNNX” symbol on the computerized OTCQB system beginning January 30, 2012. Operated by OTC Markets Group Inc., the OTCQB is a market tier for OTC traded companies that are registered and reporting with the Securities and Exchange Commission. Investors will be able to view Level II Real Time stock quotes for Banks.com at http://www.otcmarkets.com.

The Company’s press release dated January 27, 2012 with respect to the notification from the Exchange and transition described above is attached to this Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed below are being furnished with this Form 8-K.

Exhibit Number	Description

99.1	Press Release dated January 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2012	BANKS.COM, INC.

	By:	/s/ Daniel M. O’Donnell
	Name:	Daniel M. O’Donnell
	Title:	President and Chief Executive Officer
(Principal Executive Officer)